As Filed With the Securities and Exchange Commission on March 31, 2003

Registration Nos. 333-                , 333-                , 333-                , 333-                 and 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BANK OF AMERICA CORPORATION	DELAWARE	56-0906609
BAC CAPITAL TRUST IV	DELAWARE	56-6589383
BAC CAPITAL TRUST V	DELAWARE	Application Pending
BAC CAPITAL TRUST VI	DELAWARE	Application Pending
BAC CAPITAL TRUST VII	DELAWARE	Application Pending
(Exact Name of Registrant as Specified in Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255

(704) 386-5972

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

PAUL J. POLKING

Executive Vice President and General Counsel

Bank of America Corporation

Bank of America Corporate Center

Charlotte, North Carolina 28255

(704) 386-7484

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BOYD C. CAMPBELL, JR.	JAMES R. TANENBAUM
Helms Mulliss & Wicker, PLLC	Morrison & Foerster LLP
201 North Tryon Street	1290 Avenue of the Americas
Charlotte, North Carolina 28202	New York, New York 10104

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier elective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Junior Subordinated Notes of Bank of America Corporation(3)				N/A

Capital Securities of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII				N/A

Guarantees of Capital Securities of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII and certain back-up undertakings(4)				N/A

Total	$2,000,000,000(1)	100%	$2,000,000,000(1)	$161,800

(1)	Such amount represents the aggregate liquidation amount of capital securities that may be issued by any of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI or BAC Capital Trust VII.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Such amount is exclusive of accrued interest and distributions, if any.
(3)	The junior subordinated notes of Bank of America Corporation will be issued in an aggregate principal amount equal to the aggregate liquidation amount of trust securities issued by the Trusts and will be purchased by BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI or BAC Capital Trust VII with the proceeds of the sale of the capital securities issued by such Trust.
(4)	No separate consideration will be received for any guarantees. The guarantees include the rights of holders of the capital securities under the guarantees and certain back-up undertakings, comprised of obligations of Bank of America Corporation under the Indenture and any supplemental indentures, including responsibility for certain costs, expenses, debts and liabilities of each of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII, as well as obligations under the related Declarations of Trust, each as described in the Registration Statement. The guarantees, when taken together with Bank of America Corporation’s obligations under the junior subordinated notes and the back-up undertakings, will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable BAC Capital Trust shall have funds available therefor, by Bank of America Corporation of payments due on the capital securities of such Trust.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MARCH 31, 2003

PROSPECTUS

Junior Subordinated Notes

BAC Capital Trust IV BAC Capital Trust V BAC Capital Trust VI BAC Capital Trust VII	Capital Securities guaranteed as set forth herein by Bank of America Corporation

This prospectus describes the Bank of America Corporation junior subordinated notes and the BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII capital securities.

From time to time, each Trust may:

•	sell capital securities representing undivided preferred beneficial interests in the Trust to the public;

•	sell common securities representing undivided common beneficial interests in the Trust to Bank of America Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated notes of Bank of America Corporation; and

•	regularly distribute the cash payments it receives on the junior subordinated notes it owns to the holders of its capital and common securities.

Bank of America Corporation will issue its junior subordinated notes to the Trusts. These notes may be distributed to holders of capital or common securities upon dissolution of a Trust. Bank of America Corporation will guarantee payments by each Trust due on the capital securities to the extent described in this prospectus.

The specific terms of the notes and the capital securities, including the interest and distribution rates and the liquidation amount, will be provided in an accompanying prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Our notes are unsecured. Our notes and the capital securities are not savings accounts, deposits or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of the notes or the capital securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is     , 2003

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bank of America Corporation and BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII filed with the Securities Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf process, from time to time, a Trust may sell capital securities representing undivided preferred beneficial interests in the Trust to the public and common securities representing undivided common beneficial interests in the Trust to us, in one or more offerings. In turn, the Trust will invest the proceeds from those sales in our junior subordinated notes.

This prospectus provides you with a general description of the securities that the Trusts and we may offer. Each time a Trust sells securities, we will provide you with a prospectus supplement that will contain specific information about the terms of the securities being offered by the Trust and by us in that offering. The prospectus supplement will include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated by reference in this prospectus. That additional information is described below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in the prospectus supplement, including the information incorporated by reference. Neither we, nor the Trusts, nor any underwriters or agents, have authorized anyone to provide you with different information. Neither we nor the Trusts are offering the securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us” or “our,” or similar references, mean Bank of America Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We and the Trusts have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about Bank of America and the Trusts. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Information about Bank of America is also available on its web site at www.bankofamerica.com. This web site is not a part of this prospectus.

The SEC allows us to incorporate by reference in this prospectus the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this incorporated information and the information contained in this prospectus.

We incorporate by reference the documents listed below that we have previously filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2002;

•	our current reports on Form 8-K dated January 15, 2003, January 16, 2003, February 20, 2003 and March 4, 2003 (other than, with respect to these reports, information that is deemed not to have been filed in accordance with SEC rules); and

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (other than, with respect to these documents, information that is deemed not to have been filed in accordance with SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Securities Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Securities Exchange Act in connection with any subsequent stockholders’ meetings; and

•	any reports filed under Section 15(d) of the Securities Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-23-01

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus and all accompanying prospectus supplements contain or incorporate statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. Those statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to” or other similar words. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including, but not limited to, certain risks described in the prospectus supplement. When considering those forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and any accompanying prospectus supplement. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

Information regarding important factors that could cause actual results, performance or achievements to differ, perhaps materially, from those in our forward-looking statements is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. Our principal assets are our shares of stock of Bank of America, N.A. and our other banking and nonbanking subsidiaries.

Business Segment Operations

We provide a diversified range of banking and certain non-banking financial services and products both domestically and internationally through four business segments: (1) Consumer and Commercial Banking, (2) Asset Management, (3) Global Corporate and Investment Banking and (4) Equity Investments. Certain operating segments have been aggregated into a single business segment.

Consumer and Commercial Banking

Consumer and Commercial Banking provides a wide range of products and services to individuals, small businesses and middle market companies through multiple delivery channels. The major components of Consumer and Commercial Banking are Banking Regions, Consumer Products and Commercial Banking. In the first quarter of 2002, certain commercial lending businesses in the process of liquidation were transferred from Consumer and Commercial Banking to Corporate Other, and in the third quarter of 2001, certain finance businesses in the process of liquidation (subprime real estate, auto leasing and manufactured housing) were transferred from Consumer and Commercial Banking to Corporate Other.

•	Banking Regions

Banking Regions serves consumer households and small businesses in 21 states and the District of Columbia through our network of over 4,200 banking centers, over 13,000 ATMs, telephone and Internet channels on www.bankofamerica.com. Banking Regions provides a wide range of products and services, including deposit products such as checking, money market savings accounts, time deposits and IRAs, debit card products and credit products such as home equity, mortgage and personal auto loans. Banking Regions also provides treasury management, credit services, community investment, check card, e-commerce and brokerage services to nearly two million small business relationships across the franchise. Banking Regions also includes Premier Banking, which provides high-touch banking and investment solutions to affluent clients with balances up to $3 million.

•	Consumer Products

Consumer Products provides specialized services such as the origination, fullfillment and servicing of residential mortgage loans, issuance and servicing of credit cards, direct banking via the telephone and the Internet, student lending and certain insurance services. Consumer Products also provides retail finance and floorplan programs to marine, RV and auto dealerships.

•	Commercial Banking

Commercial Banking provides commercial lending and treasury management services primarily to middle market companies with annual revenue between $10 million and $500 million. These services are available through relationship manager teams as well as through alternative channels such as the telephone via the commercial service center and the Internet by accessing Bank of America Direct. Commercial Banking also includes the Real Estate Banking Group, which provides project financing and treasury management to private developers, homebuilders and commercial real estate firms across the United States. Commercial Banking also provides lending and investing services to develop low-and moderate-income communities.

Asset Management

Asset Management includes the Private Bank, Banc of America Investments and Banc of America Capital Management. The Private Bank’s goal is to assist individuals and families in building and preserving their wealth by providing investment, fiduciary, comprehensive credit and banking expertise to high-net-worth clients. Banc of America Investments provides investment, securities and financial planning services and includes both the full-service network of investment advisors and an extensive on-line investor service. Banc of America Capital Management is an asset management organization serving the needs of institutional clients, high-net-worth individuals and retail customers. Banc of America Capital Management manages money and distribution channels, provides investment solutions, offers institutional separate accounts and wrap programs and provides advice to clients through asset allocation expertise and software.

Global Corporate and Investment Banking

Global Corporate and Investment Banking provides a broad range of financial services such as investment banking, capital markets, trade finance, treasury management, lending, leasing and financial advisory services to domestic and international corporations, financial institutions and government entities. Clients are supported through offices in 30 countries in four distinct geographic regions: United States and Canada; Asia; Europe, Middle East and Africa; and Latin America. Products and services provided include loan origination, merger and acquisition advisory services, debt and equity underwriting and trading, cash management, derivatives, foreign exchange, leasing, leveraged finance, structured finance and trade services.

Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three components: Global Investment Banking, Global Credit Products and Global Treasury Services.

•	Global Investment Banking

Global Investment Banking includes our investment banking activities and risk management products. Global Investment Banking underwrites and makes markets in equity securities, high-grade and high-yield corporate debt securities, commercial paper and mortgage-backed and asset-backed securities as well as provides correspondent clearing services for other securities broker/dealers and prime-brokerage services. Debt and equity securities research, loan syndications, merger and acquisition advisory services and private placements are also provided through Global Investment Banking.

In addition, Global Investment Banking provides risk management solutions for our global customer base using interest rate, equity, credit and commodity derivatives, foreign exchange, fixed income and mortgage-related products. In support of these activities, the businesses will take positions in these products and capitalize on market-making activities. The Global Investment Banking business also takes an active role in the trading of fixed income securities and is a primary dealer in the United States as well as in several international locations.

•	Global Credit Products

Global Credit Products provides credit and lending services for our clients with our corporate industry-focused portfolio, which also include leasing. Global Credit Products is also responsible for actively managing loan and counterparty risk in our portfolios using available risk mitigation techniques, including credit default swaps.

•	Global Treasury Services

Global Treasury Services provides the technology, strategies and integrated solutions to help financial institutions, government agencies and our corporate clients manage their operations and cash flows on a local, regional, national and global level.

Equity Investments

Equity Investments includes Principal Investing, which is comprised of a diversified portfolio of investments in privately held and publicly traded companies at all stages, from start-up to buyout. Investments are made on both a direct and indirect basis in the United States and overseas. Direct investing activity focuses on advising portfolio companies on strategic directions and providing access to our global resources. Indirect investments represent passive limited partnership commitments to funds managed by experienced third party private equity investors who act as general partners. Equity Investments also includes our strategic alliances and investment portfolio.

Corporate Other

Corporate Other consists primarily of certain amounts associated with managing our balance sheet, certain consumer finance and commercial lending businesses being liquidated and certain residential mortgages originated by the mortgage group or otherwise acquired and held for asset/liability management purposes.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries or lines of business. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Regulatory Matters

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies and banks and specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board and other federal and state regulatory agencies. In addition to banking laws, regulations and regulatory agencies, we and our subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any non-affiliated bank. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, or the “Interstate Banking and Branching Act,” a bank holding company may acquire banks located in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Interstate Banking and Branching Act also authorizes banks to merge across state lines to create interstate banks. The Interstate Banking and Branching Act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching. We have consolidated our retail subsidiary banks into a single interstate bank (Bank of America, N.A.), headquartered in Charlotte, North Carolina, with full service branch offices in 21 states and the

District of Columbia. In addition, we operate a nationally chartered credit card bank (Bank of America, N.A. (USA)), headquartered in Phoenix, Arizona, and three nationally chartered banker’s banks: Bank of America Oregon, N.A., headquartered in Portland, Oregon; Bank of America California, N.A., headquartered in San Francisco, California; and Bank of America Georgia, N.A., headquartered in Atlanta, Georgia.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. Tier 1 capital includes common shareholders’ equity and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt and the allowance for credit losses up to 1.25% of risk-weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents our qualifying total capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. Our Tier 1 and total risk-based capital ratios under these guidelines at December 31, 2002 were 8.22% and 12.43%, respectively. At December 31, 2002, we had no subordinated debt that qualified as Tier 3 capital.

The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 100 to 200 basis points above 3%, banking organizations are required to maintain a ratio of at least 5% to be classified as well capitalized. Our leverage ratio at December 31, 2002 was 6.29%. We meet our leverage ratio requirement.

The Federal Deposit Insurance Corporation Improvement Act of 1991, or the “FDICIA,” among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank’s assets at the time it became “undercapitalized” or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, the FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by the FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of December 31, 2002.

Regulators also must take into consideration (a) concentrations of credit risk; (b) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (c) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we, and any of our banking subsidiaries with significant trading activity, must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for cash distributions to our stockholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, and funds used to pay principal and interest on our indebtedness, is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

In addition, our ability and the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the FDICIA, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

THE TRUSTS

Each Trust is a statutory trust formed under Delaware law pursuant to a declaration of trust, executed by us as sponsor of the Trust and the trustees of the Trust, and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration of trust of a Trust will be amended and restated in its entirety before the Trust issues any trust securities. It will be substantially in the form of the amended and restated declaration of trust filed as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “declaration of trust” for a particular Trust in this prospectus and any prospectus supplement, we are referring to the amended and restated declaration of trust. The declaration of trust for each Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each Trust exists exclusively to:

•	issue capital securities and common securities (referred to together as the “trust securities”) representing undivided beneficial interests in the assets of that Trust;

•	invest the proceeds from the sale of its trust securities in junior subordinated notes of Bank of America; and

•	engage only in those other activities necessary or incidental thereto.

A Trust may not undertake any activity that would cause it to be classified as other than a grantor trust for United States federal income tax purposes.

We will own, directly or indirectly, all of the common securities of each Trust. These common securities will have an aggregate liquidation amount equal to at least 3% of the total capital of that Trust. The common securities generally will rank equally with the capital securities of the Trust, and the Trust will make payment on its trust securities pro rata. However, upon the occurrence of an event of default under the Trust’s declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities, as more particularly described under “Description of Capital Securities—Subordination of Common Securities.”

The trustees of a Trust conduct the Trust’s business and affairs. Initially there are four trustees for each Trust:

•	two regular trustees, who are employees or officers of or who are individuals affiliated with us;

•	a property trustee, who is a financial institution that is unaffiliated with us and is the indenture trustee for purposes of complying with the Trust Indenture Act; and

•	the Delaware trustee, who is an entity that maintains its principal place of business in the State of Delaware.

The property trustee holds title to the junior subordinated notes purchased by that Trust for the benefit of the holders of the Trust’s trust securities. In such capacity, the property trustee has the power to exercise all rights, power and privileges as a holder under the indenture pursuant to which the junior subordinated notes are issued. In addition, the property trustee has exclusive control of the Trust’s property account, a segregated non-interest bearing bank account holding all junior subordinated note payments for the benefit of the holders of the Trust’s trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of its trust securities out of funds in the Trust’s property account.

Initially, The Bank of New York, a New York banking corporation, will act as property trustee of each Trust, and its affiliate, The Bank of New York (Delaware), will act as the Delaware trustee of each Trust. As the holder, directly or indirectly, of all the common securities of each Trust, we have the right to appoint, remove or replace the trustees of a Trust and to increase or decrease the number of trustees, provided that at least one trustee is a Delaware trustee, at least one trustee is a property trustee, and at least one trustee is a regular trustee.

For purposes of compliance with the Trust Indenture Act, The Bank of New York also acts as trustee under the guarantee described in this prospectus and as trustee under the junior subordinated indenture, as we describe under the headings “Description of the Junior Subordinated Notes” and “Description of Guarantee.” The guarantee trustee holds the guarantee for the benefit of the holders of a Trust’s capital securities.

The rights of the holders of the capital and common securities of a Trust, including economic rights, rights to information and voting rights, are as set forth in the Trust’s declaration of trust and the Delaware Statutory Trust Act. We describe these rights under the heading “Description of the Capital Securities.”

BAC Capital Trust IV has a term of approximately 55 years, from January 1, 2001. Each of the remaining Trusts has a term of approximately 55 years, from January 1, 2003, but may terminate earlier as provided in its declaration of trust.

We will pay all costs and expenses related to the organization and operation of each Trust and the offering of the trust securities.

The principal executive office of each Trust is c/o Bank of America Corporation, Corporate Treasury Division, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-23-01, Charlotte, North Carolina 28255, telephone number (704) 386-5972. The office of the Delaware trustee for each Trust in the State of Delaware is The Bank of New York (Delaware), 502 White Clay Center, Route 273, Newark, Delaware 19711.

USE OF PROCEEDS

Each Trust will use the gross proceeds received from the sale of its securities to purchase junior subordinated notes from us. Unless we describe a different use in a prospectus supplement, we will use the net proceeds from the sale of the junior subordinated notes to a Trust for our general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets or liabilities;

•	the possible acquisitions of or investments in other businesses of a type we are eligible to acquire;

•	the possible reduction of outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will temporarily invest them. We may, from time to time, engage in additional capital financings as we deem appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividend requirements for each of the years in the five-year period ended  December 31, 2002 are as follows:

	Year Ended December 31,
	1998	1999	2000	2001	2002
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	1.8	2.2	1.8	2.1	3.1
Including interest on deposits	1.4	1.6	1.5	1.6	2.1
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding interest on deposits	1.8	2.2	1.8	2.1	3.1
Including interest on deposits	1.4	1.6	1.5	1.5	2.1

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

•	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

(fixed charges + preferred stock dividend requirements)

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other,

•	amortization of debt discount and appropriate issuance costs, and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

DESCRIPTION OF THE CAPITAL SECURITIES

Capital securities will be issued by a Trust pursuant to its declaration of trust. The terms of the capital securities will include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act. We have summarized the general terms and provisions of the capital securities in this section. The prospectus supplement relating to the offering of a specific series of capital securities will describe the specific terms of those capital securities. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the applicable declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act. You should read the Trust’s declaration of trust for additional information before you purchase any capital securities.

General

The declaration of trust authorizes the regular trustees of a Trust to issue capital securities and common securities on behalf of the Trust. These trust securities represent undivided beneficial interests in the assets of the Trust. The capital securities are being sold to the public in this offering. The common securities are being sold to us. The common securities rank equally, and payments will be made on the common securities on a proportional basis, with the capital securities, except as set forth under the heading “—Subordination of Common Securities.” A Trust may issue only one series of capital securities and one series of common securities. The declaration of trust does not permit the Trust to issue any securities other than the trust securities or to incur any indebtedness.

Each series of capital securities will be issued in the amount, at the price and on the terms described in the prospectus supplement relating to the offering of those capital securities. These terms will mirror the terms of the corresponding junior subordinated notes to be issued by us and purchased and held by the Trust, as set forth in the applicable prospectus supplement.

The property trustee will hold the junior subordinated notes in trust for the benefit of the holders of the trust securities. To the extent described under “Description of Guarantee,” we will guarantee the payment of distributions on the capital securities, and payments upon redemption of the capital securities or liquidation of the Trust, out of money held by the Trust. However, the guarantee will not cover payment of distributions or amounts payable on redemption or liquidation when the Trust does not have available funds on hand to make those payments. In any event of non-payment by the Trust, holders of the capital securities have the remedies described below under the heading ‘‘—Events of Default, Payment Failures, Waiver and Notice.’’

Distributions

Distributions on each series of capital securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable at the rates and on dates specified in the applicable prospectus supplement.

The distribution rate and the distribution payment dates and other payment dates for the capital securities will be the same as the interest rate and interest payment dates and other payment dates on the corresponding junior subordinated notes. When this prospectus and the applicable prospectus supplement refer to any payment of distributions, the term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period are computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

Payment of Distributions. Distributions on the capital securities will be made to the extent that the applicable Trust has funds available in the Trust’s property account to pay the distributions. The sole source of funds available for distributions to holders of capital securities are our payments on the corresponding junior subordinated notes. If we do not make interest payments on our junior subordinated notes, the property trustee will not have funds available to pay distributions on the related capital securities. To the extent a Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, we guarantee the payment of distributions on the basis set forth under “Description of Guarantee.”

Distributions on capital securities are payable to the holders of such securities as they appear on the register of the applicable Trust on the relevant record dates. As long as the capital securities remain in book-entry only form, the record date is one business day before the distribution payment date. Unless any applicable laws and regulations and the provisions of the declaration of trust state otherwise, each such payment will be made as described under the heading “—Book-Entry Only Issuance—The Depository Trust Company.”

If any capital securities are not in book-entry only form, the record date is set forth in the applicable prospectus supplement. If a distribution payment date is not a business day, then payment of the distribution will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. However, if the next succeeding business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Unless otherwise specified in the applicable prospectus supplement, a “business day” is any day other than a day on which federal or state banking institutions in New York, New York or Charlotte, North Carolina are authorized or required by law or executive order or regulation to remain closed.

Deferral of Distributions. We have the right, which we may exercise from time to time, under the junior subordinated indenture to defer interest payments on any series of junior subordinated notes for up to the number of consecutive interest payment periods that we will specify in the applicable prospectus supplement. We describe this right to defer interest payments on the junior subordinated notes in more detail under the heading “Description of the Junior Subordinated Notes—Option to Defer Interest Payments.” As a consequence of that deferral, distributions on the related capital securities would be deferred by the applicable Trust during the same period. During a deferral period, the amount of distributions due to you will continue to accumulate and, to the extent permitted by law, such deferred distributions will themselves also accrue interest compounded at the applicable distribution rate. Any deferred distributions and the interest accrued on those distributions will be paid to you on the distribution payment date that follows the end of the deferral period to the holders of capital securities on the record date for that distribution payment date.

Redemption of Capital Securities

A Trust will redeem its capital securities upon the maturity of the corresponding junior subordinated notes. The applicable prospectus supplement may prescribe a method for extending the maturity date of a series of junior subordinated notes which would, in turn, extend the redemption date of the corresponding trust securities.

A Trust also will redeem its trust securities upon the prepayment of the corresponding junior subordinated notes. Once we receive any required prior approval by the Federal Reserve Board, we have the right to prepay any series of junior subordinated notes:

•	on or after a date specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole but not in part, within 90 days after the occurrence and continuance of a tax event, an investment company event or a capital treatment event (each as described below);

in either case, as further described under the heading “Description of the Junior Subordinated Notes—Prepayment.”

Upon the payment of a series of junior subordinated notes at the stated maturity, the property trustee will apply the proceeds from the payment to redeem all outstanding related trust securities at the redemption price. The property trustee will apply the proceeds from a prepayment of junior subordinated notes, whether in whole or in part, to redeem related trust securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated notes we have prepaid. The redemption price of the trust securities will equal the aggregate liquidation amount of such trust securities, plus accumulated but unpaid distributions to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent payment or prepayment of such corresponding junior subordinated notes. If less than all of any series of corresponding junior subordinated notes are to be prepaid on a redemption date, then the proceeds from the prepayment, including the amount of any premium, will be allocated pro rata to the redemption of the related trust securities based on the relative liquidation amounts of such classes, except as set forth under the heading “—Subordination of Common Securities.” If less than all of a series of capital securities are to be redeemed, then such capital securities held in book-entry only form will be redeemed as described under the heading “—Book-Entry Only Issuance—The Depository Trust Company.”

Special Event Redemption. If a tax event, an investment company event or a capital treatment event occurs and continues, and we obtain any required regulatory approval, we may prepay the junior subordinated notes, in whole but not in part, in cash within 90 days following the occurrence of that event. This would cause a mandatory redemption of the related trust securities in whole, but not in part, as described above.

“Tax event” means that:

•	we have received an opinion of a nationally recognized independent tax counsel experienced in such matters which states that, as a result of any

(a)	amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States; or

(b)	official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the capital securities;

there is more than an insubstantial risk that interest payable on the junior subordinated notes held by a Trust is not, or within 90 days of the date of such amendment, change, pronouncement or decision, will not be, deductible, in whole or in part, by us for United States federal income tax purposes; or

•	the regular trustees of a Trust have been informed by a nationally recognized independent tax counsel experienced in such matters that it cannot deliver an opinion that states that the holders of the trust securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the corresponding junior subordinated notes.

“Investment company event” means that a Trust has received an opinion of counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which change is in either case effective on or after the date the Trust’s capital securities are issued, the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended.

“Capital treatment event” means our reasonable determination that, as a result of

•	any amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision of the United States, which is effective on or after the date the related capital securities are issued, or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations that is announced on or after the date the related capital securities are issued, there is more than an insubstantial risk that we will not be able to treat the capital securities as Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve Board.

Redemption Procedures. A Trust may redeem fewer than all of its outstanding capital securities only if all accrued and unpaid distributions have been paid on all capital securities for all distribution periods terminating on or prior to the redemption date.

A Trust must give notice of the redemption of capital securities to the registered holders of the capital securities at least 15 but not more than 60 days prior to the redemption date. Upon such notice, and provided we have paid the property trustee a sufficient amount of cash in connection with the prepayment or maturity of the corresponding junior subordinated notes, then, as long as the capital securities are held in book-entry only form, by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price to the holders of such capital securities. The Trust also will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If such capital securities are no longer in book-entry only form, the property trustee will pay the applicable redemption price by check mailed to the addresses of the holders of such capital securities as they appear in the register.

Once a Trust has given a redemption notice and the Trust deposits the required funds, then:

•	distributions with respect to the capital securities being redeemed will cease to accrue; and

•	all rights of the holders of capital securities being redeemed will cease, except the right of the holders of such capital securities to receive the redemption price, but without any interest for any delay in receiving it.

If any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. However, if the next succeeding business day is in the next calendar year, payment will be made on the immediately preceding business day.

If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by the applicable Trust or by us pursuant to the guarantee as described under the heading “Description of Guarantee,” distributions on such capital securities will continue to accrue at the then applicable rate from the original redemption date to the date such redemption price is actually paid. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

We may, at any time and from time to time, through a subsidiary or one of our affiliates, purchase outstanding capital securities by tender, in the open market or by private agreement.

Subordination of Common Securities

Payment of distributions on, the redemption price of and the liquidation distribution in respect of, capital securities and common securities ordinarily are made pro rata based on the aggregate liquidation amount of such capital securities and common securities. However, upon any event of default under the applicable declaration of trust, the rights of the holders of the common securities to receive payment of periodic distributions and payments upon liquidation and redemption and other payments are subordinated to the rights to payment of the holders of the capital securities.

In the case of any event of default under a declaration of trust, we, as the holder of the Trust’s common securities, will be deemed to have waived such events of default under the declaration of trust until such events of default with respect to the Trust’s capital securities have been cured, waived or otherwise eliminated. Until all events of default with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Distribution of Junior Subordinated Notes

We have the right at any time to dissolve a Trust. Upon dissolution and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the Trust will cause the junior subordinated notes held by the Trust to be distributed to the holders of its trust securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities then outstanding, together with any accrued and unpaid distributions. This may require the prior approval of the Federal Reserve Board.

After the date for any distribution of junior subordinated notes and dissolution of a Trust:

•	the trust securities of the Trust will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated notes to be delivered upon such distribution; and

•	any certificates representing such capital securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, such capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such capital securities, until such certificates are surrendered for transfer or reissuance.

Liquidation Distribution Upon Dissolution

This prospectus describes any voluntary or involuntary dissolution, winding-up or termination of a Trust as a “liquidation.” If a liquidation of a Trust occurs, after satisfaction of the Trust’s liabilities to creditors, the holders of the capital securities are entitled to receive, out of the assets of the Trust, distributions equal to the aggregate liquidation amount of such capital securities, plus accrued and unpaid distributions to the date of payment. However, the holders of the capital securities will not receive such distribution if Bank of America instead distributes proportionately to the holders of the trust securities of a Trust the junior subordinated notes held by the Trust, as described above under the heading ‘‘—Distribution of Junior Subordinated Notes.”

If a liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay the distribution in full, then the amounts payable directly by the Trust on the trust securities will be allocated proportionately. The holders of the Trust’s common securities will be entitled to receive distributions upon such liquidation on a proportionate basis with the holders of the capital securities, except in the limited circumstances described above under the heading “—Subordination of Common Securities.”

Pursuant to its declaration of trust, a Trust shall dissolve:

•	on the expiration of its term;

•	upon the bankruptcy of Bank of America;

•	upon the filing of a certificate of dissolution or its equivalent with respect to Bank of America;

•	upon the consent of the holders of at least a majority in aggregate liquidation amount of the trust securities voting together as a single class to dissolve the Trust;

•	upon the revocation of the charter of Bank of America and the expiration of 90 days after the date of revocation without a reinstatement thereof;

•	at the election of Bank of America at any time and upon the distribution of the junior subordinated notes held by the Trust to the holders of the trust securities;

•	upon the entry of a decree of judicial dissolution of the holder of the common securities, Bank of America or the Trust; or

•	upon the redemption of all of the Trust’s trust securities.

Events of Default, Payment Failures, Waiver and Notice

An event of default under a Trust’s declaration of trust occurs when there is an event of default under the junior subordinated indenture. These events of default are described below under the heading ‘‘Description of the Junior Subordinated Notes—Events of Default, Waiver and Notice.’’ If an event of default occurs and continues, then under the declaration of trust the rights of the holders of the common securities will be subordinate to the rights of the holders of the capital securities to the extent described under the heading ‘‘—Subordination of Common Securities.’’

The holders of capital securities do not have any specific rights under the declaration of trust upon the occurrence of an event of default. The property trustee under the Trust holds the related junior subordinated notes issued under the junior subordinated indenture, and if an event of default occurs and continues, the property trustee, as the sole holder of the notes, will have the right under the junior subordinated indenture to declare the principal of and interest on the notes to be immediately due and payable.

If the property trustee fails to enforce its rights upon an event of default under the junior subordinated indenture, such holder of capital securities may institute a legal proceeding directly against us to enforce the property trustee’s rights as holder of the notes without first instituting a legal proceeding against the property trustee or any other person or entity. The rights of holders of junior subordinated notes (including the property trustee, as a holder), and in certain circumstances the holders of the capital securities, upon an event of default under the junior subordinated indenture are described further below under the heading ‘‘Description of the Junior Subordinated Notes—Events of Default, Waiver and Notice.’’

A default by us in payment obligations with respect to the junior subordinated notes does not constitute an event of default for purposes of the junior subordinated indenture and, therefore, does not constitute an event of default under the declaration of trust. However, if we fail to pay the principal of, or premium, if any, or interest on, a series of junior subordinated notes on the date such interest, principal or premium is otherwise payable (or in the case of redemption, the redemption date) and such failure continues (referred to as a ‘‘payment failure’’), a holder of the related capital securities may bring a legal action against us directly for enforcement of payment to you of amounts owed on the junior subordinated notes. In connection with such a direct action, the holders of the common securities will be subrogated to the rights of the holder of the capital securities to the extent we make any payments. This means that if a holder of capital securities already had received payment of a distribution that was the basis of the direct action, then we, as holder of the common securities, will be entitled to payment of that amount. The holders of capital securities will not be able to exercise directly any other remedy available to holders of the junior subordinated notes.

Under the declaration of trust, the holders of a majority in liquidation amount of capital securities may waive events of default with respect to the capital securities. However, if the underlying event of default under the junior subordinated indenture may not be waived, then the event of default under the declaration of trust may not be waived. Furthermore, if the waiver of the underlying event of default under the indenture requires the consent or vote of more than a majority in principal amount of the corresponding junior subordinated notes (referred to as a

“super majority”), then only the same super majority of holders of the capital securities may waive the event of default under the declaration of trust.

A waiver of an event of default under the junior subordinated indenture by the property trustee, as holder of the junior subordinated notes, constitutes a waiver of the corresponding event of default under the declaration of trust. In addition, a waiver of an event of default with respect to capital securities under the declaration of trust waives the event of default with respect to the common securities for all purposes under the declaration of trust. Furthermore, the holders of common securities are deemed to have waived events of default to the extent described under the heading “—Subordination of Common Securities.”

Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as more particularly described under the heading “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America.”

The property trustee is required to notify all holders of the capital securities of any events of default or note payment failures.

We and the regular trustees of a Trust are required to file annually with the property trustee an officers’ certificate as to our respective compliance with all conditions and covenants under the applicable declaration of trust.

Voting Rights

The holders of the capital securities have no voting rights, except as described below and except as provided under the heading “Description of Guarantee—Amendment and Assignment” and as otherwise required by law and the declaration of trust.

The holders of a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or exercising any trust or power of the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the junior subordinated notes, to:

•	exercise the remedies available to it under the junior subordinated indenture as the holder of the junior subordinated notes;

•	waive any past event of default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the related series of junior subordinated notes shall be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture where such consent is required.

Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any action at the direction of the holders of capital securities unless the property trustee receives an opinion of tax counsel that states that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes as a result of such action.

Where a consent or action under the junior subordinated indenture requires the consent or act of holders of a super majority of the junior subordinated notes, then only the same super majority of holders of the capital securities may direct the property trustee to give such consent or take such action.

If the property trustee’s consent is required under the junior subordinated indenture for any amendment, modification or termination of the junior subordinated indenture or the related series of junior subordinated notes, the property trustee is required to request the written direction of the holders of the trust securities, and the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

The holders of the capital securities are entitled to vote on certain modifications or amendments to the declaration of trust, as more particularly described below under “—Modification of the Declaration of Trust.”

Any required approval or direction of holders of capital securities may be given at a separate meeting of holders of capital securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of capital securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each notice will include the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption or for which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of capital securities is required for a Trust to redeem and cancel capital securities or distribute junior subordinated notes in accordance with the Trust’s declaration of trust.

Despite the fact that holders of capital securities are entitled to vote or consent under the circumstances described above, any of the capital securities that are owned by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us will not be entitled to vote or consent. Instead, these capital securities will be treated for such purpose as if they were not outstanding.

The procedures by which holders of capital securities may exercise their voting rights are described under the heading “—Book-Entry Only Issuance—The Depository Trust Company.”

Modification of the Declaration Of Trust

A declaration of trust may be modified and amended if approved by a majority of the regular trustees and, in certain circumstances, the property trustee and the Delaware trustee. If, however, any proposed amendment provides for, or the regular trustees otherwise propose to effect:

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration of trust or otherwise, or

(2)	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration of trust,

then the holders of the trust securities voting together as a single class will be entitled to vote on the amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the capital securities or only the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal, and the amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of that class of trust securities.

Notwithstanding the foregoing, no amendment or modification may be made to the declaration of trust if that amendment or modification would:

•	cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust;

•	reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

•	cause the Trust to be deemed an “investment company” required to be registered under the Investment Company Act of 1940.

Mergers or Consolidations of the Trusts

A Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to us or any other person, except as described below. The Trust may, with the consent of the regular trustees but without the consent of the holders of the applicable trust securities, the property trustee or the Delaware trustee, consolidate, amalgamate or merge with or into, or be replaced by, a trust organized as such under the laws of any state if:

•	the successor entity, if not the Trust, either:

•	expressly assumes all of the obligations of the Trust with respect to the trust securities, or

•	substitutes for the trust securities other securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we, as issuer of the junior subordinated notes, expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated notes;

•	the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national or international securities exchange or with another organization, if any, on which the capital securities are then listed or quoted;

•	the merger, consolidation, amalgamation or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation or replacement, we have received an opinion of counsel to the Trust to the effect that:

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	following the merger, consolidation, amalgamation or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	following the merger, consolidation, amalgamation or replacement, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the trust securities.

Notwithstanding the foregoing, a Trust may not, except with the consent of holders of 100% in liquidation amount of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, merger, amalgamation or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance—The Depository Trust Company

Generally, the capital securities will be issued in book-entry only form. If the capital securities will be issued in certificated form, this will be stated in the applicable prospectus supplement. If the capital securities are issued in book-entry only form, The Depository Trust Company (“DTC”) will act as depositary for the capital securities.

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the capital securities. The capital securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for each series of the capital securities, each in the aggregate liquidation amount of such series, and will be deposited with DTC. If, however, the aggregate liquidation amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of liquidation amount, and an additional certificate will be issued with respect to any remaining liquidation amount of such series.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the capital securities under the DTC system must be made by or through direct participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the capital securities, except in the event that use of the book-entry system for the capital securities is discontinued.

To facilitate subsequent transfers, all capital securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of capital securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the capital securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the regular record date (identified in a listing attached to the omnibus proxy).

Distributions on the capital securities will be paid in immediately available funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with capital securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

We will send any redemption notices to DTC. If less than all of the capital securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the ownership interest of each direct participant in such series to be redeemed.

DTC may discontinue providing its services as depository for the capital securities at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated capital securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its  accuracy.

Registrar, Transfer Agent and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent and paying agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of the applicable Trust, but upon payment of, and the giving of any indemnity as the Trust or we may require with respect to, any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Trust may not register or cause to be registered the transfer of its capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under a declaration of trust, the property trustee is required to perform only the duties that are specifically set forth in the applicable declaration of trust. Following the occurrence and during the continuance of an event of default, the property trustee must exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise in the conduct of his or her own affairs under the circumstances. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable declaration of trust at the request of any holder of capital securities unless such holder offers indemnity reasonably satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred. However, the holders of the capital securities will not be required to offer any indemnity if such holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declaration of trust.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the property trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The property trustee also serves as trustee for certain series of our outstanding indebtedness under other indentures.

Governing Law

The declarations of trust will be governed by and construed in accordance with the internal laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

We may issue junior subordinated notes from time to time in one or more series under a base indenture between us and The Bank of New York, as indenture trustee, and a supplement to the base indenture in the form of a supplemental indenture or a resolution of our Board of Directors or of a special committee formed by our Board of Directors. With respect to any particular series of junior subordinated notes, the term “indenture” or “junior subordinated indenture” used in this prospectus is deemed to include any supplement to the base indenture with respect to that series. The terms of the junior subordinated notes will include those stated in the junior subordinated indenture and those made part of that indenture by reference to the Trust Indenture Act.

The Trusts will invest the proceeds from the issuance and sale of the trust securities in our junior subordinated notes. We have summarized the general terms and provisions of the notes in this section. The prospectus supplement for a specific series of capital securities also describes the specific terms of the related series of junior subordinated notes offered through that prospectus supplement. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the junior subordinated indenture and the Trust Indenture Act. You should read the junior subordinated indenture for additional information before you purchase any capital securities. The base indenture and the form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus is a part.

General

The junior subordinated notes are our direct unsecured obligations. The notes may be issued from time to time in one or more series that we establish under the junior subordinated indenture and are subordinated as described below under the heading “—Subordination.” Neither the junior subordinated indenture nor any other agreement limits the principal amount of junior subordinated notes or other indebtedness that we may issue.

Under circumstances involving the dissolution of a Trust, the related series of junior subordinated notes may be distributed to the holders of the trust securities in liquidation of that Trust, provided that any required regulatory approval is obtained. Only one series of junior subordinated notes will be issued to the property trustee of the Trust in connection with the issuance of trust securities by the Trust.

The prospectus supplement relating to the particular series of junior subordinated notes will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the notes;

•	the aggregate principal amount of the notes of that series;

•	the percentage of their principal amount at which the notes will be issued;

•	the date or dates the notes mature and the method for determining a maturity date, as well as any right to shorten or extend any maturity date;

•	with respect to interest:

•	the interest rate or rates on the notes, which may be fixed or variable, or the method used to calculate that interest;

•	the date interest will begin to accrue;

•	the record and interest payment dates for the notes; and

•	the right to extend the interest payment periods and the duration of such extension;

•	the place or places where:

•	we can make payments on the notes;

•	the notes can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the notes and under the junior subordinated indenture;

•	any optional redemption provisions that would permit us or the holders of notes to elect redemption of the notes before their final maturity;

•	any provisions for a sinking purchase or analogous fund;

•	the form of the notes and the terms and provisions relating to such form; and

•	any other specific terms of the notes.

When we use the term “holder” in this prospectus with respect to a note, we mean the person in whose name the note is registered in the security register.

Subordination

The junior subordinated notes are subordinate to all of our existing and future Senior Obligations, as defined below. This means that no payment of principal (including redemption payments), premium, if any, or interest on the junior subordinated notes may be made if:

•	any principal, premium, interest or any other payment due on any of our Senior Obligations has not been paid when due and such default continues; or

•	the maturity of any of our Senior Obligations has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization of Bank of America, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due on all Senior Obligations must be paid in full before the holders of junior subordinated notes are entitled to receive or retain any payment.

If we violate the junior subordinated indenture by making a payment to holders of the junior subordinated notes in violation of the provisions described above, then the holders of the junior subordinated notes will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments to, the holders of the Senior Obligations outstanding at the time.

Because of the subordination, if we become insolvent, holders of Senior Obligations may receive more, ratably, and holders of the junior subordinated notes having a claim pursuant to those notes may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated notes.

The rights of the holders of the junior subordinated notes are subrogated to the rights of holders of our Senior Obligations to receive payments or distributions until the Senior Obligations are paid in full. Such Senior Obligations shall continue to be Senior Obligations and be entitled to the benefits of the subordination provisions regardless of any amendment, modification or waiver of any term of such Senior Obligations.

Except as described below, the term “Senior Obligations” means, with respect to Bank of America:

(1)	the principal, any premium and interest with respect to

•	indebtedness of Bank of America for money borrowed or purchased and similar obligations (whether or not such indebtedness is denominated as senior or subordinated); and

•	indebtedness evidenced by securities, debentures, bonds or other similar instruments (whether or not denominated as senior or subordinated) issued by Bank of America;

(2)	all capital lease obligations of Bank of America;

(3)	all obligations of Bank of America issued or assumed as the deferred purchase price of property, all conditional sale obligations of Bank of America and all obligations of Bank of America under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of Bank of America for the reimbursement on any letter of credit, banker’s acceptance or similar credit transaction;

(5)	all obligations of Bank of America arising from off-balance sheet guarantees by Bank of America and direct credit substitutes and obligations of Bank of America associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, swap agreements (including interest rate and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts;

(6)	all obligations and financial instruments of the type referred to in clauses (1)-(5) above of other persons for the payment of which Bank of America is responsible or liable as obligor, guarantor or otherwise; and

(7)	all obligations of the type referred to in clauses (1)-(6) above of other persons secured by any lien on any property or asset of Bank of America (whether or not such obligation is assumed by Bank of America).

However, the term “Senior Obligations” does not include:

•	any such indebtedness that by its terms is subordinated to or ranks equally with the junior subordinated notes; and

•	any indebtedness between or among Bank of America or our affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any Trust or a trustee of such Trust or (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Bank of America or its predecessor entities that is a financing vehicle of Bank of America or its predecessor entities (a “financing entity”) in connection with the issuance by such financing entity of capital securities or other securities that rank equally with, or junior to, the capital securities.

Additional Interest

If, at any time while the property trustee is the holder of a series of junior subordinated notes, a Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States or any other domestic taxing authority, then we will be required to pay additional interest on the junior subordinated notes. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust and the property trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts that the Trust would have received and retained had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Exchange, Transfer and Payment

The applicable prospectus supplement will identify the denominations in which the junior subordinated notes will be issued. No service charge will be made for any transfer or exchange of the junior subordinated notes. However, either we or the indenture trustee may require payment of a sum sufficient to cover any tax, fee or other government charge that is payable in connection with any such transfer or exchange.

Unless we state otherwise in the applicable prospectus supplement, principal, premium, if any, or any interest will be payable, and the junior subordinated notes may be surrendered for transfer or exchange, at the offices of The Bank of New York, as paying and authenticating agent. However, at our option we may pay interest by check mailed to the person entitled to such interest at such person’s address as it appears on the security register. As long as the property trustee is the holder of junior subordinated notes, we will pay principal and interest on the notes to the account designated by the property trustee.

Option to Defer Interest Payments

We have the right under the junior subordinated indenture to defer interest payments on any series of the junior subordinated notes from time to time by deferring the interest payment period for up to a number of consecutive interest payment periods that we will specify in the applicable prospectus supplement. We refer to this period as a “deferral period.” No deferral period may extend beyond the stated maturity of the corresponding junior subordinated notes. On the interest payment date following the last day of the deferral period, we shall pay all interest then accrued and unpaid, including any additional interest as described under the heading “—Additional Interest,” together with compounded interest at the rate specified for the junior subordinated notes to the extent permitted by law. Any special considerations applicable to any such notes will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any deferral period, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the notes, as more particularly described below under the heading “—Certain Covenants of Bank of America.”

We may extend a deferral period prior to the end of such deferral period, so long as the period, as extended, does not exceed the maximum number of consecutive interest payment periods we specify in the prospectus supplement and does not extend beyond the stated maturity of the notes. In addition, following the termination of a deferral period and the payment of all deferred distributions and accrued interest, we may begin a new deferral period, which must comply with the above requirements. No interest shall be due and payable during a deferral period, except at the end of such period. However, we may prepay at any time all or any portion of the interest accrued during an deferral period.

Prepayment

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated notes are not subject to any sinking fund and are not redeemable at the option of the holder. Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board, if required, prepay the junior subordinated notes of any series in whole at any time or in part from time to time. If the junior subordinated notes of any series may be prepaid only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the prepayment price for any junior subordinated note so prepaid will equal 100% of the principal amount of such junior subordinated note plus accrued and unpaid interest to the prepayment date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board, if required, prepay a series of junior subordinated notes in whole, but not in part, at any time within 90 days after the occurrence and continuance of a tax event, an investment company event or a capital treatment event, each as described under the heading “Description of Capital Securities—Redemption of Capital Securities” above, at a prepayment price equal to 100% of the principal amount of such junior subordinated notes then outstanding plus accrued and unpaid interest to the prepayment date.

Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated notes to be prepaid as it appears in the security register. Unless we default in payment of the prepayment price, on and after the prepayment date, interest will cease to accrue on such junior subordinated notes or the portions of such notes called for prepayment.

Certain Covenants of Bank of America

If (1) we shall have exercised our right to defer payments of interest on a series of junior subordinated notes, as described under the heading “—Option to Defer Interest Payments,” or (2) junior subordinated notes of a series are held by a Trust and remain outstanding and either (a) there shall have occurred and be continuing an event of default under the junior subordinated indenture, or any payment failure, or (b) we shall be in default relating to our payment of any obligations under the guarantees relating to that Trust, then we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock or make any guarantee payment with respect to the foregoing (other than (1) purchases or acquisitions of our shares of common stock in connection with the satisfaction by us of our obligations under any employee benefit plans, (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or (3) the purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of our capital stock or the security being converted or exchanged); or

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us that rank equally with or junior to the junior subordinated notes.

In addition, if junior subordinated notes are issued to a Trust or a trustee of the Trust in connection with the issuance of the Trust’s trust securities, then as long as such trust securities remain outstanding, we will:

•	maintain 100% direct or indirect ownership of the common securities of that Trust, unless a permitted successor of Bank of America succeeds to our ownership of such common securities;

•	use our reasonable efforts to cause that Trust to:

•	remain a statutory trust, except in connection with the distribution of corresponding junior subordinated notes to the holders of the trust securities in liquidation of such Trust, the redemption of all of the trust securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust’s declaration of trust; and

•	otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

•	use our reasonable efforts to cause each holder of such trust securities to be treated as owning an undivided beneficial interest in the corresponding junior subordinated notes.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the junior subordinated indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition.

Upon any such consolidation, merger or transfer, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, and we will be released from further liabilities and obligations under such indenture and under the junior subordinated notes.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that the following events, if they have occurred and are continuing, are events of default relating to a series of junior subordinated notes:

•	certain events involving the bankruptcy, insolvency or reorganization of Bank of America; or

•	as long as the junior subordinated notes are held by a Trust or a trustee of the Trust, the voluntary or involuntary dissolution, winding up or other termination of that Trust, except in connection with the (1) distribution of the junior subordinated notes to the holders of the Trust’s trust securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding trust securities of the Trust, or (3) certain mergers, consolidations or amalgamations, each as permitted by the Trust’s declaration of trust.

A default by us in payment obligations with respect to the junior subordinated notes or under the related guarantees does not constitute an event of default for purposes of the junior subordinated indenture. As long as the series of junior subordinated notes are held by a Trust or a trustee of the Trust, the holders of capital securities have certain rights to sue us directly upon a payment failure or if the property trustee fails to enforce its rights as holder of the notes, as more particularly described under the heading “Description of the Capital Securities—Events of Default, Payment Failures, Waiver and Notice.”

If an event of default under the junior subordinated indenture occurs and continues with respect to a series of junior subordinated notes, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes of that series may declare the principal of and all accrued but unpaid interest on such junior subordinated notes to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of junior subordinated notes (or all series, as applicable) may annul such declaration in certain circumstances and waive such default. As long as the series of notes is held by a property trustee under a Trust for the benefit of the Trust’s trust securities, the property trustee, as sole holder of the notes, will have the right to exercise these rights and may be directed in such exercise by the holders of the capital securities. See “Description of the Capital Securities—Events of Default, Payment Failures, Waiver and Notice” and “—Voting Rights.”

Prior to a declaration of acceleration, the holders of a majority in aggregate principal amount of such series of junior subordinated notes generally may waive on behalf of the holders of all such series of notes any default or event of default under the junior subordinated indenture other than:

•	a default in the payment of principal of, premium, if any, or interest on such junior subordinated notes;

•	a default in respect of covenants that cannot be modified or amended without the consent of each holder of such junior subordinated notes affected; or

•	a default in respect of certain other covenants described above under the heading “—Certain Covenants of Bank of America.”

However, as long as the notes are held by a property trustee under a Trust for the benefit of the holders of the Trust’s trust securities, any such waiver or modification requires the consent of the holders of at least a majority in liquidation preference (or, if the waiver or modification requires the consent of each holder of junior subordinated notes, then each holder) of the related trust securities.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any and all series affected generally shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to or exercising any power of the indenture trustee under the junior subordinated indenture. However, the holders of such notes must offer to the indenture trustee reasonable indemnity against expenses and liabilities. As long as a series of notes is held by a property trustee under a Trust for the benefit of the Trust’s trust securities, the property trustee, as sole holder of the notes, will have the right to exercise these rights and may be directed in such exercise by the holders of the capital securities. See “Description of the Capital Securities—Voting Rights.”

Subject to the subordination provisions, described under the heading “—Subordination,” the right of any holder of junior subordinated notes (including the property trustee) to receive payment of the principal of and premium, if any, and interest on such junior subordinated notes on or after the due dates therefor, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder.

An event of default under the junior subordinated indenture is an event of default under the related declaration of trust, and the waiver of an event of default under the indenture is a waiver under the related declaration of trust. These provisions are more particularly described under the heading “Description of the Capital Securities—Events of Default, Payment Failures, Waiver and Notice.”

Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as more particularly described above under the heading “—Certain Covenants of Bank of America.”

The indenture trustee is required to notify all holders of the junior subordinated notes of any events of default or note payment failures.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, our rights and obligations and the rights of holders of the junior subordinated notes may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated notes of all series affected by the modification or amendment, acting as one class. However, no such modification or amendment may, without the consent of the holders of each junior subordinated note affected thereby:

•	extend the fixed maturity of any junior subordinated note, except as set forth in the terms of the particular series of junior subordinated notes;

•	reduce the rate or extend the time of payment of interest on such junior subordinated note;

•	reduce the principal amount of or any premium on any junior subordinated note;

•	reduce any amount payable on redemption of any junior subordinated note;

•	make the principal of, or interest or premium on, such junior subordinated notes payable in any coin or currency other than that provided in such junior subordinated notes;

•	impair or affect the right of any holder of such junior subordinated notes to institute suit for the payment of such notes or the right of repayment, if any, at the option of the holder; or

•	reduce the percentage of outstanding junior subordinated notes required to consent to a modification or amendment of the junior subordinated indenture.

As long as the junior subordinated notes are held by the property trustee of a Trust, no modification of the junior subordinated indenture will be effective until the holders of a majority in liquidation preference of the Trust’s trust securities have consented to such modification. If the consent of the holder of each outstanding junior subordinated note is required for such modification, such modification shall not be effective until each holder of related trust securities has consented to such modification.

We and the indenture trustee may enter into, without the consent of any holder of junior subordinated notes, any supplemental indenture under the junior subordinated indenture, to create any new series of junior subordinated notes or make any change in the indenture that generally does not materially adversely affect the rights of any holder of junior subordinated notes.

Discharge and Defeasance

We may discharge most of our obligations under the junior subordinated indenture if the junior subordinated notes have already been delivered to the indenture trustee for cancellation or the junior subordinated notes have either become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. We discharge our obligations by depositing with the indenture trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding junior subordinated notes.

The junior subordinated indenture also provides that, if no event of default under the indenture has occurred and is continuing, we will be discharged from our obligations with respect to a series of junior subordinated notes if we deposit with the indenture trustee, in trust, money or United States government obligations sufficient to pay all of the principal of, and premium, if any, and any interest on, the notes of that series, on the dates the payments are due under the junior subordinated indenture and the terms of such notes.

To exercise this option, we are required to deliver to the indenture trustee an opinion of counsel that states that:

•	the deposit and related defeasance would not cause the holders of the junior subordinated notes of such series to recognize income, gain or loss for United States federal income tax purposes; and

•	if the junior subordinated notes of that series are listed on any national securities exchange, such notes will not be delisted as a result of the deposit and related defeasance.

The obligations under the junior subordinated indenture to register the transfer or exchange of junior subordinated notes, to replace stolen, lost or mutilated junior subordinated notes and to maintain paying agents and hold monies for payment in trust will continue, even if we exercise our defeasance and discharge option.

Book-Entry and Settlement

If junior subordinated notes are distributed to holders of capital securities in liquidation of such holders’ interests in a Trust, DTC will act as securities depositary for the junior subordinated notes and the notes previously registered in the name of the property trustee on behalf of the Trust will be re-registered in the form of one or more global certificates in the name of the depositary or its nominee. Each global certificate is referred to as a “global security.”

Except in limited circumstances, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of junior subordinated notes in certificated form and will not be considered the holders, as defined in the junior subordinated indenture, of such global security for any purpose under the junior subordinated indenture. A global security representing junior subordinated notes is only exchangeable for another global security of like denomination to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such beneficial owner is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the capital securities apply in all material respects to any debt obligations such as the junior subordinated notes represented by one or more global securities held by DTC. We may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Book-Entry Only Issuance — The Depository Trust Company.”

Governing Law

The junior subordinated indenture and the junior subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Indenture Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the indenture trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The indenture trustee also serves as trustee for certain series of our outstanding indebtedness under other indentures.

Under the junior subordinated indenture, we may remove the indenture trustee and appoint a successor trustee in certain circumstances relating to the indenture trustee’s conflicts of interest or eligibility or ability to continue as indenture trustee. In addition, the holders of a majority in principal amount of a series of junior subordinated notes may remove the indenture trustee with respect to that series and nominate a successor trustee.

Miscellaneous

Bank of America will pay all costs and expenses in connection with the transactions described in this prospectus, including those related to:

•	the offering, sale and issuance of trust securities and the related junior subordinated notes, including any underwriting commissions;

•	the organization, maintenance and dissolution and the operation of each Trust;

•	the retention of the indenture trustee and the trustees under each declaration of trust;

•	indemnification obligations under each declaration of trust;

•	all taxes (other than United States withholding taxes relating to a Trust).

We have the right at all times to assign any of our respective rights or obligations under the junior subordinated indenture to a direct or indirect wholly-owned subsidiary of Bank of America. If we assign any of our rights or obligations, however, we will remain liable for all of their respective obligations. Subject to this right of assignment, the junior subordinated indenture will be binding upon and inure to the benefit of the parties to such indenture and their respective successors and assigns. The parties to the junior subordinated indenture may not otherwise assign such indenture.

DESCRIPTION OF GUARANTEE

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of a series of capital securities when a Trust issues its trust securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the related capital securities. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the guarantee and the Trust Indenture Act. The form of guarantee is filed as an exhibit to the registration statement of which this prospectus is a part.

General

A guarantee is held by the guarantee trustee for the benefit of the holders of the capital securities. Under each guarantee, if a series of capital securities is not fully paid, we will irrevocably and unconditionally agree to pay, when due, to the holders of the capital securities issued by a Trust, the following payments or distributions, which are referred to as “guarantee payments,” without duplication, on a subordinated basis:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the Trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, relating to any capital securities called for redemption by the Trust, to the extent such Trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such Trust, other than in connection with the distribution of junior subordinated notes held by such Trust to the holders of capital securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the capital securities in liquidation of the Trust.

The redemption price and liquidation amount will be fixed at the time the capital securities are issued and will be described in the applicable prospectus supplement relating to the offering of such capital securities.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of capital securities or by causing the applicable Trust to pay such amounts to such holders.

A guarantee will not apply to any payment of distributions except to the extent the related Trust has funds available for such payments. If we do not make interest payments on the junior subordinated notes held by a Trust, the Trust will not pay distributions on its capital securities and will not have funds available for such payments. In such case, holders of the capital securities would not be able to rely on the related guarantee for payment of these amounts.

A guarantee, when taken together with our obligations under the related junior subordinated notes held by the Trust, the junior subordinated indenture and the declaration of trust, including our obligations to pay costs, expenses, debts and liabilities of that Trust (other than those relating to trust securities), will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

Unless otherwise specified in the applicable prospectus supplement, we also will agree separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to the common securities issued by that Trust to the same extent as the capital securities guarantee. However, if an event of default under the junior subordinated indenture has occurred and is continuing, holders of capital securities shall have priority over holders of common securities with respect to payments under the respective guarantees, as more particularly described under the heading “—Status of the Guarantee.”

Amendment and Assignment

A guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding capital securities of the applicable Trust. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such capital securities.

Termination of the Guarantee

A guarantee will terminate as to the capital securities of the applicable Trust upon:

•	full payment of the redemption price of all such capital securities;

•	the distribution of the corresponding junior subordinated notes to the holders of such capital securities; or

•	full payment of the amounts payable in accordance with the applicable declaration of trust upon liquidation or dissolution of the Trust.

However, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related capital securities must restore payment of any sums paid under the related capital securities or the guarantee.

Events of Default

An event of default under a guarantee will occur if we fail to perform any payment obligation or other obligation under the guarantee. The holders of a majority in liquidation amount of the related capital securities may waive, on behalf of all holders of such capital securities, any past event of default.

The holders of a majority in liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce its rights under a guarantee, any holder of related capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable guarantee, without first instituting a legal proceeding against the applicable Trust, the guarantee trustee or any other person or entity.

Following the occurrence and during the continuance of an event of default under the guarantee, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as more particularly described under the heading “Description of the Junior Subordinated Notes—Certain Covenants of Bank of America.”

Status of the Guarantee

A guarantee will constitute an unsecured obligation of Bank of America and will rank:

•	subordinate and junior in right of payment to all our other liabilities, including contingent liabilities;

•	equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us with respect to (a) any preferred or preference stock of any of our affiliates and (b) any affiliate’s trust preferred or similar capital securities; and

•	senior to our common stock.

The terms of each series of capital securities provide that each holder of such capital securities by acceptance of such securities agrees to the subordination provisions and other terms of the related guarantee.

A guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue us, as guarantor, to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

Other than during the occurrence and continuance of an event of default under a guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such guarantee. Following the occurrence and during the continuance of an event of default, the guarantee trustee must exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise in the conduct of his or her own affairs under the circumstances. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

Under the guarantee, unless an event of default has occured and is continuing, we may remove the guarantee trustee at any time and appoint a successor trustee.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the guarantee trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The guarantee trustee also serves as trustee for certain series of our outstanding indebtedness under other indentures.

Governing Law

A guarantee will be governed by and construed in accordance with the internal laws of the state of New York.

EFFECT OF OBLIGATIONS UNDER THE

JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

The sole purpose of a Trust is to issue trust securities and to invest the proceeds in the corresponding junior subordinated notes. As long as we pay interest and other payments when due on the applicable series of junior subordinated notes, those payments will be sufficient to cover the distribution, redemption and liquidation payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of the applicable junior subordinated notes will be equal to the sum of the aggregate liquidation amount of the related trust securities;

•	the interest rate and the interest and other payment dates on the applicable junior subordinated notes will be the same as the distribution rate and the distribution and other payment dates for the related trust securities;

•	under the junior subordinated indenture, we will pay for any and all costs, expenses and liabilities of the applicable Trust, except withholding taxes and the applicable Trust’s obligations to holders of the related trust securities; and

•	the applicable declaration of trust provides that the applicable Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

We will guarantee distribution, redemption and liquidation payments due on the capital securities of the Trust to the extent the Trust has funds available for those payments. If we do not make interest or other payments on the related series of junior subordinated notes, the Trust will not have sufficient funds to pay distributions or other payments on the capital securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of those distributions.

A holder of capital securities may institute a direct action against us if we fail to make interest or other payments on the junior subordinated notes when due, taking account of any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated notes; or

•	suing us to enforce the property trustee’s rights under such junior subordinated notes.

In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the applicable declaration of trust to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder has already received payment relating to such unpaid distribution from the Trust.

The guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under a guarantee, the holders of the related capital securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of related capital securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. Such holder is not required to first sue the applicable Trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee.

UNITED STATES FEDERAL INCOME TAXATION

The following is a general discussion of the material United States federal income tax considerations that may be relevant to a beneficial owner of capital securities. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with a beneficial owner of capital securities that purchases the capital securities upon original issuance and who will hold the capital securities as capital assets. This summary does not address tax considerations applicable to investors to whom special tax rules may apply, such as banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds, dealers in securities or currencies, persons that will hold the capital securities as part of an integrated investment, including a straddle or conversion transaction, comprised of a capital security and one or more other positions or United States holders (as defined below) that have a functional currency other than the U.S. dollar.

For purposes of this discussion, a “United States holder” is a beneficial owner of capital securities that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions. The term “non-United States holder” means a beneficial owner of capital securities that is not a United States holder.

Investors should consult their own tax advisors in determining the tax consequences to them of purchasing, holding and disposing of capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Notes

In connection with the issuance of the junior subordinated notes Morrison & Foerster LLP, special tax counsel to Bank of America and the Trusts, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the junior subordinated notes held by the Trusts will be classified for United States federal income tax purposes as indebtedness of Bank of America.

Classification of the Trusts

In connection with the issuance of the capital securities, Morrison & Foerster LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, each Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities of a Trust generally will be considered the owner of an undivided interest in the junior subordinated notes owned by such Trust, and each holder will be required to include in its gross income, in accordance with its method of accounting, all interest or original issue discount (“OID”) earned, and any gain or loss recognized, with respect to its allocable share of the junior subordinated notes.

United States Holders

Interest Income and OID. Under the terms of the indenture, Bank of America has the ability to defer payments of interest on the junior subordinated notes by extending the interest payment period. However, if that option is exercised, Bank of America would be prevented from declaring or paying dividends on its stock and from making any payments on debt securities that rank pari passu with or junior to the junior subordinated notes. Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Because of the payment limitations described in the second preceding sentence, Bank of America believes, and this discussion assumes, that the likelihood Bank of America will exercise its option to defer interest payments is remote within the meaning of the regulations. Accordingly, the junior subordinated notes will not be treated as having been issued with OID and each holder of capital securities should include in gross income such holder’s allocable share of interest on the junior subordinated notes in accordance with such holder’s method of tax accounting. It should be noted, however, that no ruling or other guidance has been issued by the Internal Revenue Service addressing the meaning of the term “remote” as used in these Treasury regulations. Thus, it is possible that the IRS could take a position contrary to the interpretation described above.

In contrast, if the option to defer any payment of interest was determined not to be “remote,” or if Bank of America exercised such option, the junior subordinated notes would be treated as issued with OID. In that case, all stated interest (or remaining stated interest, if the deferral option was exercised) on the junior subordinated notes would be treated as OID and would have to be included in a United States holder’s taxable income on an economic accrual basis without regard to whether any cash payments were received and without regard to such holder’s method of tax accounting. Consequently, during a deferral period, a holder of capital securities would be required to include OID in gross income even though Bank of America would not make any actual cash payments.

Bank of America also has the ability to issue junior subordinated notes with terms that cause such notes to have OID for tax purposes. However, the actual issuance of notes with OID is highly unlikely. If Bank of America issues junior subordinated notes with OID, the related prospectus supplement will discuss the associated tax consequences.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities are not entitled to a dividends-received deduction for any income received or accrued on the capital securities.

Receipt of Junior Subordinated Notes or Cash Upon Liquidation of Trusts. Under certain circumstances, junior subordinated notes may be distributed to holders in exchange for capital securities upon the liquidation of the Trusts, as described under the headings “Description of the Capital Securities—Distribution of Junior Subordinated Notes” and “— Liquidation Distribution Upon Dissolution.” Under current law, such a distribution would be treated, for United States federal income tax purposes, as a non-taxable event to each United States holder, and each United States holder would receive an aggregate tax basis in the junior subordinated notes received that is equal to such holder’s aggregate tax basis in the capital securities exchanged. A United States holder’s holding period in the junior subordinated notes received in liquidation of the Trusts would include the period during which the capital securities were held by such holder.

Under certain circumstances described in this prospectus, the junior subordinated notes may be prepaid for cash and the proceeds of such prepayment distributed by the Trusts to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States holder could recognize gain or loss as if it had sold such redeemed capital securities for cash. See “—Sales of Capital Securities” below and “Description of the Capital Securities—Redemption of Capital Securities”.

Sales of Capital Securities. A United States holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the junior subordinated notes. Such a United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of such capital securities. Assuming that Bank of America does not exercise its option to defer payment of interest on the junior subordinated notes and that the junior subordinated notes are not deemed to be issued with OID, a United States holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated notes are deemed to be issued with OID, a United States holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the junior subordinated notes were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States holder’s ratable share of the junior subordinated notes required to be included in income, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

If Bank of America exercises its option to defer payment of interest on the junior subordinated notes, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated notes. In the event of such a deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated notes to the date of disposition and to add such amount to the adjusted tax basis of its capital securities. To the extent the selling price is less than the holder’s adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding. Generally, income on the capital securities will be reported to the IRS and to holders on Forms 1099-INT, which forms should be mailed to holders of capital securities by January 31 following each calendar year. In addition, United States holders may be subject to a 30% backup withholding tax (to be reduced gradually to 28% effective 2006 and increased to 31% effective 2011) on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the capital securities.

Non-United States Holders

Under current United States federal income tax law, payments of principal and interest, including OID, with respect to a capital security that are made to a non-United States holder will not be subject to withholding of United States federal income tax, provided that:

•	the holder of the capital security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Bank of America entitled to vote;

•	the holder of the capital security is not a controlled foreign corporation related to Bank of America through stock ownership;

•	the holder of the capital security is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the holder of the capital security provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements and satisfies documentary evidence requirements for establishing that it is a non-United States holder.

Moreover, a non-United States holder will not be subject to United States federal income tax on gain realized on the sale, exchange, retirement or other taxable disposition of a capital security, unless, in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met. However, a non-United States holder that is subject to United States federal income taxation on a net income basis generally will be taxable under the same rules that govern the taxation of a United States holder receiving or accruing interest on a capital security or realizing or recognizing gain or loss on the sale, exchange, retirement or other taxable disposition of a capital security. Special rules might also apply to a non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty.

United States information reporting requirements and backup withholding tax will not apply to payments on a capital security if the beneficial owner (1) certifies its status as a non-United States holder under penalties of perjury and also satisfies documentary evidence requirements for establishing that it is a non-United States holder, or (2) otherwise establishes an exemption. In addition, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a capital security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States holders or is engaged in the conduct of a United States trade or business. Backup withholding tax will also not apply to the payment of the proceeds of the sale of a capital security effected outside the United States by a foreign office of any other foreign or any U.S. broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a non-United States person and other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a capital security by the United States office of a broker, unless the beneficial owner certifies its status as a non-United States holder under penalties of perjury or otherwise establishes an exemption.

For purposes of applying the above rules for non-United States holders to a person or entity that is treated as fiscally transparent, e.g., nominees, partnerships and certain trusts, the holder means each of the ultimate beneficial owners of the capital securities. In addition, the fiscally transparent person or entity will be required to provide the payor with a properly completed and executed IRS Form W-8IMY.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS RELATING TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We and the Trusts may sell the securities offered under this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that will be received from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We and the Trusts may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we and the applicable Trust will execute an underwriting agreement with them at the time of the sale and we will name them in a prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless certain conditions are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We and the Trusts may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell such offered securities to the public at fixed or varying prices to be determined by such dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in a prospectus supplement.

Distribution Through Agents

We and the Trusts may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We and the Trusts may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any such sales in a prospectus supplement.

General Information

Underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them from us or a Trust and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

We and the Trusts may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent, or an agent of a Trust.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us or a Trust, underwriters and agents may be entitled to indemnification by us or a Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

One of our subsidiaries, and an affiliate of the Trusts, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker dealer will not be greater than      % of the initial gross proceeds from the sale of any security being sold, plus     % for bona fide due diligence.

This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in such transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of the prospectus supplement will relate to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the capital securities will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts. The validity of the junior subordinated notes and the guarantees and certain matters relating thereto will be passed upon for Bank of America by Helms Mulliss & Wicker, PLLC and for the underwriters by Morrison & Foerster LLP. Certain United States federal income tax matters will be passed upon for Bank of America and the Trusts by Morrison & Foerster LLP, special tax counsel to Bank of America and the Trusts. Helms Mulliss & Wicker, PLLC and Morrison & Foerster LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law relating to the Trusts and the capital securities. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC beneficially owned less than one-tenth of 1% of our outstanding shares of common stock.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2002 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Securities Act Registration Fee	$161,800
NASD Fee	30,500
Printing and Engraving Expenses	350,000
Legal Fees and Expenses	400,000
Accounting Fees and Expenses	100,000
Blue Sky Fees and Expenses	30,000
Trustee Fees	350,000
Rating Agency Fees and Expenses	120,000
Miscellaneous	57,700

$1,600,000

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking of the officer or director to repay the expenses if it is ultimately determined that the director or officer is not entitled to be indemnified therefor.

Section 102(b)(7) of the DGCL permits a corporation’s certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

The Amended and Restated Certificate of Incorporation of Bank of America Corporation (the “Corporation”) eliminates the ability to recover monetary damages against directors of the Corporation for breach of fiduciary duty to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, the Bylaws of the Corporation provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, the Corporation shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys’ fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with the best interests of the Corporation. Pursuant to such Bylaws and as authorized by statute, the Corporation may also maintain, and does maintain, insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

In addition, pursuant to the Agreement and Plan of Reorganization dated as of April 10, 1998 (the “Merger Agreement”) between the Corporation, formerly NationsBank Corporation (“NationsBank”) and the former BankAmerica Corporation (“old BankAmerica”), for six years after September 30, 1998 (the date of the consummation of the merger of old BankAmerica with and into the Corporation (the “Merger”)), the Corporation will indemnify directors, officers and employees of old BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons’ status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, the Corporation will also, for six years after September 30, 1998 and with respect to events occurring prior to the consummation of the Merger, honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, old BankAmerica or their respective subsidiaries.

Pursuant to the Merger Agreement, for six years after September 30, 1998, the Corporation will also use its best efforts to cause the directors and officers of old BankAmerica and NationsBank to be covered by a directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

The respective Declarations of Trust of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII (each a “Trust” and together the “Trusts”) provide that to the fullest extent permitted by applicable law, the Corporation shall indemnify each of the regular trustees of the respective Trust, any affiliate of any such regular trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such regular trustee, or any employee or agent of the Trust or its affiliates (each a “Company Indemnified Person”), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including reasonable attorneys’ fees and expenses) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Declaration of Trust. The Declarations of Trust further provide that no Company Indemnified Person, the Delaware Trustee (as defined therein), any affiliate of the Delaware Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (collectively, with a Company Indemnified Person, an “Indemnified Person”), shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

In addition, certain sections of the form of Underwriting Agreement filed as an Exhibit hereto provide for indemnification of the Corporation and its directors and officers and the Trusts and each of the Property Trustee, Delaware Trustee and Regular Trustees by the underwriters or agents against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). From time to time similar provisions have been contained in other agreements relating to other securities of the Corporation.

Item 16. List of Exhibits

1.1	Form of Underwriting Agreement for offering of Capital Securities
4.1	Certificate of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)
4.2	Certificate of Trust of BAC Capital Trust V
4.3	Certificate of Trust of BAC Capital Trust VI

4.4	Certificate of Trust of BAC Capital Trust VII
4.5	Declaration of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)
4.6	Declaration of Trust of BAC Capital Trust V
4.7	Declaration of Trust of BAC Capital Trust VI
4.8	Declaration of Trust of BAC Capital Trust VII
4.9	Form of Amended and Restated Declaration of Trust for each BAC Capital Trust
4.10

Restated Indenture between Bank of America Corporation and The Bank of New York,
as Trustee, incorporated herein by reference to Exhibit 4.10 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)

4.11	Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Notes
4.12	Form of Capital Security (included in 4.9 above)
4.13	Form of Junior Subordinated Note (included in 4.11 above)
4.14	Form of Guarantee with respect to Capital Securities issued by the respective BAC Capital Trusts
5.1	Opinion of Helms Mulliss & Wicker, PLLC
5.2	Opinion of Richards, Layton & Finger, P.A.
8.1	Opinion of Morrison & Foerster LLP
12.1

Calculation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Stock Dividends, incorporated herein by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 1-6523)

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)
24.1	Power of Attorney
24.2	Certified Resolutions
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the Restated Indenture
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust IV
25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust V
25.4	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust VI
25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust VII
25.6

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust IV

25.7

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust V

25.8

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust VI

25.9

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust VII

99.1

Provisions of Delaware General Corporation Law, as amended, relating to indemnification of directors and officers, incorporated herein by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-97197)

Item 17. Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by any Registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by any Registrant and no reoffering of such securities by the purchasers is proposed to be made.

Each Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on March 31, 2003.

BANK OF AMERICA CORPORATION

By:	*KENNETH D. LEWIS
Kenneth D. Lewis Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*KENNETH D. LEWIS Kenneth D. Lewis	Chairman,President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2003

*JAMES H. HANCE, JR. James H. Hance, Jr.	ViceChairman, Chief Financial Officer and Director (Principal Financial Officer)	March 31, 2003

*MARC D. OKEN Marc D. Oken	ExecutiveVice President and Principal Financial Executive (Principal Accounting Officer)	March 31, 2003

*JOHN R. BELK John R. Belk	Director	March 31, 2003

*CHARLES W. COKER Charles W. Coker	Director	March 31, 2003

*FRANK DOWD, IV Frank Dowd, IV	Director	March 31, 2003

*KATHLEEN F. FELDSTEIN Kathleen F. Feldstein	Director	March 31, 2003

*PAUL FULTON Paul Fulton	Director	March 31, 2003

*DONALD E. GUINN Donald E. Guinn	Director	March 31, 2003

Signature	Title	Date

*WALTER E. MASSEY Walter E. Massey	Director	March 31, 2003

*C. STEVEN MCMILLAN C. Steven McMillan	Director	March 31, 2003

*PATRICIA E. MITCHELL Patricia E. Mitchell	Director	March 31, 2003

*O. TEMPLE SLOAN, JR. O. Temple Sloan, Jr.	Director	March 31, 2003

*MEREDITH R. SPANGLER Meredith R. Spangler	Director	March 31, 2003

*RONALD TOWNSEND Ronald Townsend	Director	March 31, 2003

*JACKIE M. WARD Jackie M. Ward	Director	March 31, 2003

*VIRGIL R. WILLIAMS Virgil R. Williams	Director	March 31, 2003

*By:	/s/ CHARLES M. BERGER
Charles M. Berger Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on March 31, 2003.

BAC CAPITAL TRUST IV

By:	/s/ JAMES T. HOUGHTON James T. Houghton
Regular Trustee

By:	/s/ KAREN A. GOSNELL Karen A. Gosnell
Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on March 31, 2003.

BAC CAPITAL TRUST V

By:	/s/ JAMES T. HOUGHTON James T. Houghton
Regular Trustee

By:	/s/ KAREN A. GOSNELL Karen A. Gosnell
Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on March 31, 2003.

BAC CAPITAL TRUST VI

By:	/s/ JAMES T. HOUGHTON James T. Houghton
Regular Trustee

By:	/s/ KAREN A. GOSNELL Karen A. Gosnell
Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on March 31, 2003.

BAC CAPITAL TRUST VII

By:	/s/ JAMES T. HOUGHTON James T. Houghton
Regular Trustee

By:	/s/ KAREN A. GOSNELL Karen A. Gosnell
Regular Trustee

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for offering of Capital Securities
4.1	Certificate of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)
4.2	Certificate of Trust of BAC Capital Trust V
4.3	Certificate of Trust of BAC Capital Trust VI
4.4	Certificate of Trust of BAC Capital Trust VII
4.5	Declaration of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.8 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)
4.6	Declaration of Trust of BAC Capital Trust V
4.7	Declaration of Trust of BAC Capital Trust VI
4.8	Declaration of Trust of BAC Capital Trust VII
4.9	Form of Amended and Restated Declaration of Trust for each BAC Capital Trust
4.10

Restated Indenture between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.10 of the Registrant’s Registration Statement on Form S-3 (File No. 333-70984)

4.11	Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Notes
4.12	Form of Capital Security (included in 4.9 above)
4.13	Form of Junior Subordinated Note (included in 4.11 above)
4.14	Form of Guarantee with respect to Capital Securities issued by the respective BAC Capital Trusts
5.1	Opinion of Helms Mulliss & Wicker, PLLC
5.2	Opinion of Richards, Layton & Finger, P.A.
8.1	Opinion of Morrison & Foerster LLP
12.1

Calculation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Stock Dividends, incorporated herein by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 1-6523)

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Morrison & Foerster LLP (included in Exhibit 8.1)
24.1	Power of Attorney
24.2	Certified Resolutions
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the Restated Indenture
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust IV
25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust V
25.4	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust VI
25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of BAC Capital Trust VII
25.6

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust IV

Exhibit Number	Description
25.7

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust V

25.8

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust VI

25.9

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Capital Securities Guarantee of Bank of America Corporation for the benefit of the holders of Capital Securities of BAC Capital Trust VII

99.1

Provisions of Delaware General Corporation Law, as amended, relating to indemnification of directors and officers, incorporated herein by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-97197)